Exhibit 10.21

Certain portions of this exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The omitted information is both (i) not material and (ii) information that the registrant customarily and actually treats as private or confidential.

SHOPPING AGREEMENT

"The Last Commandment"

This Agreement (the "Agreement") is entered into as of July 30, 2025 (the "Effective Date") by and between ambitious entertainment Inc. a Nevada corporation with its principal place of business at 744 West Hastings St – Unit 207 Vancouver, BC, Canada V6C 1A5 ("Company"), and creator/author Scott Shepherd ("Author") located at 546 North Cliffwood Avenue Los Angeles, CA, 90049.

RECITALS

WHEREAS, Author owns all rights, title, and interest in and to a series of books entitled "Austin Grant from Scotland Yard" (the "Book Series") and screenplay he authored based thereon currently entitled "Last Commandment" inclusive of all rights to the development and production of an episodic series, in connection therewith") ("Episodic Rights"). The story for the Series is as follows: Retiring Scotland Yard detective Austin Grant investigates a series of murders following the Ten Commandments, which brings him to New York, reunites him with his estranged daughter and causes him to team up with a young detective (referred to hereinafter as the "Project").

WHEREAS, Author desires to engage Company to exclusively shop the Project for the purpose of setting it up for production as an episodic series with a third-party financier, studio, network, or production company, inclusive of a major streamer, as well as prospective self-funding by Company (each a "Buyer"); and

WHEREAS, Company is willing to use its industry relationships, expertise, and resources to shop the Project on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties AGREE as follows:

1. Rights Granted 1.1 Author hereby grants Company the exclusive right to further develop and shop the Project with Author to potential Buyers, and attach production elements including talent and influencers during the Term, (as defined below). For the sake of clarity and the avoidance of doubt, the right to shop the Project is limited to the elements from the Book Series that are contained in the Screenplay.

1.2 The rights granted herein are limited to shopping and pitching the Project for development, financing, and/or production purposes. Company shall not have the right to produce, distribute, or otherwise exploit the Project unless separately agreed in writing by Author pursuant to the terms herein. The Parties will make keep each other reasonably informed during the Term of their respective development efforts. The Parties will coordinate and schedule all pitch meetings

and/or phone calls with prospective Buyer's subject to each Party's then-existing professional availability and approval.

2. Term 2.1 The term of this Agreement shall commence on the Effective Date and continue for a period of 12 months (the "Term").

2.2 If prior to the expiration of the Term, the parties are in bona fide negotiations with a Buyer or financier to enter into an agreement to develop, finance or produce the Project, the Term shall be automatically extended for an additional period not to exceed sixty (60) days (as to each such Buyer). Upon expiration of the Term (subject to extension as set forth herein), if a Buyer has not been secured, then this Agreement shall expire and neither party shall have any further obligation to the other party in connection with the Project. Notwithstanding the foregoing, for a period of three (3) months following expiration of the Term (as it may be extended), if any Buyer to whom the Project was submitted by Company during the Term and with whom substantial negotiations started, and whom Author has no documented previous relationship with, desires to enter into negotiations regarding the Project, Company shall remain attached as a producer of the Project on the terms and conditions set forth herein.

3. Obligations of the Parties/Business and Creative Control 3.1 Company agrees to: (a) Use good faith efforts to present the Project to Buyers after creating further approved development and presentation materials, the cost of which shall be borne exclusively by Company; (b) Provide Author with periodic updates regarding Company's efforts to shop the Project; and (c) Consult with Author regarding any offers or interest received from Buyers. Company shall provide advance notice to Author as to any Buyer it is submitting the Project to, subject to Author approval, which approval shall not be unreasonably delayed or withheld.

3.2 Author agrees to: (a) Cooperate with Company and provide any reasonably necessary existing materials, including scripts, treatments, teasers and pitch decks, to assist in shopping the Project; and (b) Make themselves reasonably available to participate in all pitches and meetings as requested by Company; provided, however, Author has the right to attend all pitch..

3.3 Author shall provide writer and executive producer services and the Rights for the Series which will each be the subject of separate agreements entered into by Author directly with the Buyer, which is inclusive of Company self-funding.

3.4 Daniel Pyne shall provide executive producer services for the Series pursuant to an agreement to be negotiated by him directly with the Buyer, which is inclusive of Company self-funding.

3.5 Company shall negotiate its executive producer services directly with the Buyer.

3.6 Author shall be entitled to joint-final decision-making rights as to all creative decisions and business/financial decisions with Company, but in the event of a deadlock, Author shall have the tiebreaker as to creative and to business/financial matters. That notwithstanding, once Company secures documented commitments for no less than [redacted] of the financing for the Project, Company shall hold the tiebreaker as to business/financial matters.

3.7 After execution hereof, the parties may collaborate on drafting and issuing a joint press release, announcing the collaboration and the Project.

3.8 Dougray Scott is preapproved by the parties to play the lead.

4. Compensation/Credit 4.1 If the Project is set up with a Buyer or financed during the Term: Company shall be entitled to a company and individual executive producers' credit in names to be allocated in the sole discretion of Company, all in the main titles and in all non-excluded paid advertising, approved executive producer fees and a percentage of the backend participation in the Project, as negotiated in good faith with the Buyer and subject to a separate written agreement with the Buyer,. Author shall be entitled to fees, a percentage of the backend and credits to be negotiated in good faith upon the set up of the Project with a Buyer.

4.2 No Party shall have the right to conclude a deal with a Buyer in connection with the Project during the Term unless each Party has concluded its agreement with the Buyer consistent with the terms hereof. , and each Party agrees to act in accordance with customary Los Angeles-based entertainment industry standards, including the standards of major motion picture studios and/or television networks, as applicable.

Author.

5. Ownership 5.1 Author retains all rights, title, and interest in and to the Project and development materials created in connection therewith, subject to the shopping rights granted to Company herein.

5.2 Company acknowledges that nothing in this Agreement shall be construed to transfer ownership of the Rights or Project to Company.

6. Representations and Warranties 6.1 Author represents and warrants that: (a) it owns all rights necessary to shop and develop the Project; (b) To the best of Author's knowledge, Project does not infringe on the rights of any third party; and (c) they have the full authority to enter into this Agreement.

6.2 Company represents and warrants that: (a) It has the expertise and resources necessary to shop the Project; (b) It will act in good faith and in the best interests of the Project; and (c) It has the full authority to enter into this Agreement and no permissions and/or rights from any third parties are required for Company to enter into and fully perform this Agreement; (d) Company's performance of his obligations does not conflict with or violate any other agreement to which he is a party; (e) Company has not and Company will not grant any rights to any third party which will and/or might interfere, conflict with or diminish the rights granted to Owner hereunder; and (d) all materials created and/or contributed by Company in connection with the Project will be wholly original with Company, or in the public domain, and will neither infringe nor violate the rights of any third party (including rights of privacy), nor be defamatory. Notwithstanding the foregoing, Company represents and warrants that Company will obtain any and all third-party rights, permissions, grants, licenses and authorizations necessary in connection with and necessary for the development of the Project hereunder and all elements thereof and rights therein.

7. Miscellaneous 7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles.

7.2 Any disputes arising under this Agreement shall be resolved through binding arbitration in accordance with the rules of IFTA, with the venue located in Los Angeles, California with the prevailing party entitled to receive reasonable attorney's fees and costs.

7.3 Neither party may assign this Agreement without the consent of the other party, with such consent not to be unreasonably delayed or withheld as to third-party agreements that are consistent with the terms herein. Author

7.4<u>Post Term/Ownership</u>. Author is and at all times will remain (unless otherwise agreed to between Author and a Buyer in writing) the sole, exclusive and irrevocable owner of the Work and all elements thereof and rights therein, the results and proceeds of any and all Development Materials, and any and all contributions of any kind to the Work or Project by either Party or any third party at any time before, during and/or after the Term. In the event that the Project is not "set up" (as such term is customarily understood in the U.S. entertainment industry) with a Buyer during the Term, then Author may proceed with the Work and Project with no remaining obligation to Company.

7.5 This Agreement contains the entire agreement between the Parties regarding the subject matter hereof and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings. This Agreement may not be amended, changed or modified, or any covenant or provision hereof waived, except by an agreement in writing, signed by all Parties. Nothing in this Agreement will be deemed to restrict, diminish or impair any rights that Company would have as a member of the general public if this Agreement were not in existence. In the event that any provision hereof is deemed to be illegal or unenforceable, such provision will be modified or removed, as necessary, from this Agreement and will not affect the validity or enforceability of the remaining provisions hereof, all of which will remain in full force and effect. Each Party has had the right to consult with counsel regarding the subject matter hereof before signing this Agreement or has voluntarily waived its right to do so. This Agreement may be executed in one or more separate counterparts, each of which, when so executed, will be deemed to be an original. Such counterparts will, together, constitute and be one and the same Agreement. A signature sent by facsimile or electronic transmission (DocuSign is acceptable) will be valid as an original signature.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

Author:

DocuSigned by:

____

011EE3825DB2420...

By: Scott Shepherd

(final signature on page to follow)

Company:

Ambitious Entertainment Inc.

____

By: Kirk Shaw

Its: authorized signatory